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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens:
i.e. 000-00- 0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

                                                     GIVE THE SOCIAL SECURITY NUMBER OR EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                    IDENTIFICATION NUMBER OF --
--------------------------------------------------  ---------------------------------------------
1.   An individual                                  The individual

2.   Two or more individuals (joint account)        The actual owner of the account or, if
                                                    combined funds, the first individual on the
                                                    account(1)

3.   Husband and wife (joint account)               The actual owner of the account or, if
                                                    combined funds, the first spouse on the
                                                    account(1)

4.   Custodian account of a minor (Uniform Gift to  The minor(2)
     Minors Act)

5.   Adult and minor (joint account)                The adult or, if the minor is the only
                                                    contributor, the minor(1)

6.   Account in the name of guardian or committee   The ward, minor, or incompetent person(3)
     for a designated ward, minor, or incompetent
     person

7.   (a)  The usual revocable savings trust         The grantor-trustee(1)
     (grantor is also trustee)

     (b)  So-called trust account that is not a     The actual owner(1)
     legal or valid trust under State law

8.   Sole proprietorship or single-owner LLC        The owner(4)

9.   A valid trust, estate, or pension trust        The legal entity (do not furnish the taxpayer
                                                    identifying number of the personal
                                                    representative or trustee unless the legal
                                                    entity itself is not designated in the
                                                    account title)(5)

10.  Corporate or LLC electing corporate status on  The corporation
     Form 8832

11.  Association, club, religious, charitable,      The organization
     educational or other tax-exempt organization

12.  Partnership or multi-member LLC                The partnership

13.  A broker or registered nominee                 The broker or nominee

14. Account with the Department of Agriculture in The public entity the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

    If you do not have a taxpayer identification number (TIN) or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (IRS) and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - An organization exempt from tax under Section 501(a) (All "Section" references herein are to the Internal Revenue Code of 1986, as amended.), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2);

    - The United States or any of its agencies or instrumentalities;

    - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

    - A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

    - An international organization or any of its agencies or instrumentalities.

    Other payees that may be exempt from backup withholding include:

    - A corporation;

    - A foreign central bank of issue;

    - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

    - A futures commission merchant registered with the Commodity Futures Trading Commission;

    - A real estate investment trust;

    - An entity registered at all times during the tax year under the Investment Company Act of 1940;

    - A common trust fund operated by a bank under Section 584(a);

    - A financial institution;

    - A middleman known in the investment community as a nominee or custodian;
      or

    - A trust exempt from tax under Section 664 or described in Section 4947.

    Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under Sections 6041, 6041A, 6045, 6050A.

    PRIVACY ACT NOTICE You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties may also apply. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.
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PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.